STELLAR INTERNATIONAL INC.

FORM OF PROXY

FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2003

The undersigned shareholder of STELLAR INTERNATIONAL INC. (the "Corporation") hereby appoints Peter Riehl of London, Ontario, the President and Chief Executive Officer of the Corporation, or failing him, _____________________of Toronto, Ontario, the • of the Corporation, or instead of either of them, ___________________, as proxy for the undersigned to attend and vote in respect of all shares registered in the name of the undersigned at the annual and special meeting of shareholders of the Corporation to be held on April 29, 2004 (the "Meeting"), and at any adjournment or adjournments thereof, to the same extent and with the same powers if the undersigned were personally present at the Meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees designated above are specifically directed to vote for or withhold from voting the shares registered in the name of the undersigned as specified below.

1.	ELECTION OF DIRECTORS:

	TO VOTE "FOR"	or	TO WITHHOLD VOTE

(or if no specification is made, TO VOTE "FOR") in respect of the election of directors;

2.	APPOINTMENT OF AUDITORS:

	TO VOTE "FOR"	or	TO WITHHOLD VOTE

(or if no specification is made, TO VOTE "FOR") in respect of the appointment of •, Chartered Accountants, and the authorization of the directors to fix their remuneration; and

3.	AMENDMENT TO STOCK OPTION PLAN:

	TO VOTE "FOR"	or	TO VOTE "AGAINST"

(or if no specification is made, TO VOTE "FOR") in respect of the amendment to the Corporation's stock option plan to increase by • the number of Common Shares set aside for issuance pursuant to the exercise of stock options granted under the Stock Option Plan.

If any amendments or variations to the matters referred to or any other matters identified in the notice of the Meeting are proposed at the
Meeting or any adjournment or adjournments thereof, or if any other matters which are not now known to the management should properly come before the Meeting or any adjournment or adjournments thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

Any proxy previously given by the undersigned in respect of the Meeting is hereby revoked.

THIS PROXY IS SOLICITED BY MANAGEMENT OF THE
CORPORATION. SHAREHOLDERS HAVE THE RIGHT TO APPOINT
A PERSON OTHER THAN THE NOMINEES DESIGNATED ABOVE
TO REPRESENT THEM AT THE MEETING OR ANY
ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY
EXERCISE SUCH RIGHT BY INSERTING THE NAME OF THEIR
NOMINEE IN THE BLANK SPACE PROVIDED ABOVE FOR THAT
PURPOSE.

DATED this _____day of ___________, 2004.

Signature of Shareholder

Name of Shareholder (please print)

Notes:

1. This form of proxy must be signed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, an officer or attorney thereof duly authorized.

2. Please fill in the date on this form of proxy. If the date is not filled in, this form of proxy shall be deemed to bear the date on which it is mailed.